Exhibit 23.1

                        CONSENT OF D-MIL PRODUCTION, INC.


The Board of Directors
Nova Oil, Inc.:

D-MIL Production, Inc. hereby consents to the incorporation by reference in this registration statement to be cited as an expert in Nova Oil, Inc.'s Form 10SB.

/s/W. DALE MILLER
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W. Dale Miller, President
D-MIL Production, Inc.
Argyle, Texas
March 7, 2002